UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 15, 2018

LUBY’S, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-8308	74-1335253
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

13111 Northwest Freeway, Suite 600 Houston, Texas	77040
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 329-6800

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

The information set forth in Item 3.03 of this Current Report is incorporated into this Item 1.01 by reference.

Item 3.03.	Material Modification to Rights of Security Holders.

On February 15, 2018, the board of directors (the “Board”) of Luby’s, Inc., a Delaware corporation (the “Company”), adopted a rights plan and declared a dividend distribution of one right (each, a “Right”) for each outstanding share of Company common stock, par value $0.32 per share (“Common Stock”), to stockholders of record at the close of business on February 28, 2018 (the “Record Date”). The purchase price for each whole share of Common Stock pursuant to the exercise of a Right is initially $12.00 (equivalent to $6.00 for each half of a share of Common Stock), subject to adjustment. The terms of the Rights are set forth in a Rights Agreement, dated as of February 15, 2018 (the “Rights Agreement”), by and between the Company and American Stock Transfer & Trust Company, LLC, as rights agent.

The Board unanimously adopted the rights plan in response to the Company’s current stock price and market capitalization as well as the concentration of ownership of Common Stock, which creates the potential for persons to gain actual or de facto control of the Company through open-market purchases and/or private transactions without appropriately compensating all of the Company’s stockholders for such control.

The Rights. The Board authorized the issuance of a Right with respect to each outstanding share of Common Stock on February 28, 2018. Initially, the Rights are associated with Common Stock and evidenced by common stock certificates or, in the case of uncertificated shares of Common Stock, the book-entry account that evidences record ownership of such shares, which will contain a notation incorporating the Rights Agreement by reference, and are transferable with and only with the underlying shares of Common Stock. New Rights will attach to any shares of Common Stock that become outstanding after the Record Date and prior to the earlier of the distribution time (as defined below) and the expiration time (as described below).

Separation and Distribution of Rights; Exercisability. Subject to certain exceptions, the Rights become exercisable and trade separately from Common Stock only upon the “distribution time,” which occurs upon the earlier of:

•	the close of business on the tenth day after the first date (the “stock acquisition date”) of public announcement that a person or group of affiliated or associated persons has acquired, or obtained the right or obligation to acquire, beneficial ownership of 10% or more of the outstanding shares of Common Stock, including in the form of synthetic ownership through derivative positions, (any such person or group of affiliated or associated persons being referred to herein as an “acquiring person”) or

•	the close of business on the tenth business day (or later date if determined by the Board prior to such time as any person or group becomes an acquiring person) following the commencement of a tender offer or exchange offer which, if consummated, would result in a person or group becoming an acquiring person.

An acquiring person does not include:

•	the Company,

•	any subsidiary of the Company,

•	any employee benefit plan of the Company or of any subsidiary of the Company,

•	any person organized, appointed or established by the Company for or pursuant to the terms of any such plan or

•	any person who or which, as of immediately prior to the first public announcement of the adoption of the Rights Agreement, beneficially owned 10% or more of the outstanding shares of Common Stock, including in the form of synthetic ownership through derivative positions. Notwithstanding the foregoing, such person would be an “acquiring person” if such person, at any time after the first public announcement of the adoption of the Rights Agreement, beneficially owns any shares of Common Stock (with certain exceptions) in addition to the shares of Common Stock beneficially owned by such person as of immediately prior to the first public announcement of the adoption of the Rights Agreement.

In addition, Harris J. Pappas, Christopher J. Pappas and their respective spouses, descendants, personal estate representatives, affiliates or associates (collectively, the “Exempt Persons”) will not be acquiring persons provided that all of the Exempt Persons do not beneficially own, in the aggregate, more than 35.5% of the shares of Common Stock then outstanding. Also, if the Board determines in good faith that a person who would otherwise be an acquiring person has become such inadvertently and such person divests as promptly as practicable a sufficient number of shares of Common Stock so that such person would no longer be an acquiring person, then such person will not be deemed to be an acquiring person.

Until the distribution time, the surrender for transfer of any shares of Common Stock outstanding will also constitute the transfer of the Rights associated with those shares.

As soon as practicable after the distribution time, separate rights certificates will be mailed to holders of record of Common Stock as of the close of business at the distribution time. From and after the distribution time, the separate rights certificates alone will represent the Rights. Except as otherwise provided in the Rights Agreement, only shares of Common Stock issued prior to the distribution time will be issued with Rights.

The Rights are not exercisable until the distribution time.

Expiration Time. Unless earlier redeemed or exchanged by the Company as described below, the Rights will expire at the close of business on February 15, 2019.

Flip-in Event. In the event that a person or group becomes an acquiring person (a “flip-in event”), each holder of a Right (other than any acquiring person and certain related parties, whose Rights automatically become null and void) will have the right to receive, upon exercise, Common Stock having a value equal to two times the exercise price of the Right. If an insufficient number of shares of Common Stock is available for issuance, then the Board would be required to substitute cash, property or other securities of the Company for Common Stock. The Rights may not be exercised following a flip-in event while the Company has the ability to cause the Rights to be redeemed, as described below.

Flip-over Event. In the event that, at any time following the stock acquisition date, any of the following occurs (each, a “flip-over event”):

•	the Company consolidates with or merges with and into any other entity and the Company is not the continuing or surviving corporation,

•	any entity engages in a share exchange with or consolidates with, or merges with or into, the Company, and the Company is the continuing or surviving corporation and, in connection with such share exchange, consolidation or merger, all or part of the outstanding shares of Common Stock are changed into or exchanged for stock or other securities of any other entity or cash or any other property or

•	the Company sells or otherwise transfers, in one transaction or a series of related transactions, more than 50% of the assets, cash flow or earning power of the Company and its subsidiaries (taken as a whole), each holder of a Right (except Rights which previously have been voided as described above) will have the right to receive, upon exercise, common stock of the acquiring company having a value equal to two times the exercise price of the Right. Flip-in events and flip-over events are collectively referred to as “triggering events.”

Anti-dilution Adjustments. The exercise price payable, and the number of shares of Common Stock or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution:

•	in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Common Stock,

•	if holders of the Common Stock are granted certain rights, options or warrants to subscribe for Common Stock or convertible securities at less than the current market price of the Common Stock or

•	upon the distribution to holders of the Common Stock of evidences of indebtedness or assets (excluding regular quarterly cash dividends) or of subscription rights or warrants (other than those referred to above).

With certain exceptions, no adjustment in the exercise price will be required until cumulative adjustments amount to at least 1% of the exercise price. No fractional shares of Common Stock will be issued, and, in lieu thereof, an adjustment in cash will be made based on the market price of the Common Stock on the last trading day prior to the date of exercise.

Redemption; Exchange. In general, the Company may redeem the Rights in whole, but not in part, at a price of $0.01 per Right (subject to adjustment and payable in cash, Common Stock or other consideration deemed appropriate by the Board) at any time until ten days following the stock acquisition date. Immediately upon the action of the Board authorizing any redemption, the Rights will terminate and the only right of the holders of Rights will be to receive the redemption price.

At any time after there is an acquiring person and prior to the acquisition by the acquiring person of 50% or more of the outstanding shares of Common Stock, the Company may exchange the Rights (other than Rights which previously have been voided as described above), in whole or in part, at an exchange ratio of one share of Common Stock per Right (subject to adjustment).

No Rights as Stockholder. Until a Right is exercised, its holder will have no rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends.

Amendment of the Rights Agreement. The Company and the rights agent may from time to time amend or supplement the Rights Agreement without the consent of the holders of the Rights. After the stock acquisition date, however, no amendment can materially adversely affect the interests of the holders of the Rights (other than the acquiring person, any affiliate or associate thereof or any transferee of the acquiring person or any affiliate or associate thereof).

* * *

The foregoing description of the Rights Agreement and the Rights does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement, which is filed as Exhibit 4.1 to this Current Report and is incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure.

On February 15, 2018, the Company issued a press release announcing the adoption of the Rights Agreement. A copy of that press release is furnished as Exhibit 99.1 to this Current Report and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description

4.1	Rights Agreement, dated as of February 15, 2018, by and between the Company and American Stock Transfer & Trust Company, LLC, as rights agent (which includes the Form of Rights Certificate as Exhibit A thereto) (incorporated by reference to Exhibit 4.1 to the Company’s Registration Statement on Form 8-A, filed with the Securities and Exchange Commission on February 16, 2018, File No. 1-08308)

99.1	Press Release issued by the Company on February 15, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LUBY’S, INC.

Date: February 16, 2018	By:	/s/ Peter Tropoli
Name: Peter Tropoli
Title: Chief Operating Officer